UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 9, 2011

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On February 9, 2011, the Board of Directors of Liberty Media Corporation resolved to change the attribution of (i) approximately $1.138 billion principal amount of Liberty Media LLC’s 3.125% Exchangeable Senior Debentures due 2023 (the “Exchangeable Notes”), (ii) 21,785,130 shares of Time Warner Inc. common stock, 5,468,254 shares of Time Warner Cable Inc. common stock and 1,980,425 shares of AOL, Inc. common stock, which collectively represent the basket of securities into which the Exchangeable Notes are exchangeable, and (iii) $263.8 million in cash from the Liberty Capital tracking stock group (NASDAQ: LCAPA, LCAPB) to the Liberty Interactive tracking stock group (NASDAQ: LINTA, LINTB), effective as of that date.

This change in attribution has no effect on the assets and liabilities attributed to the Liberty Starz tracking stock group (NASDAQ: LSTZA, LSTZB), nor does it effect any change to the obligor of the Exchangeable Notes, which remains Liberty Media LLC.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Name

99.1	Press Release dated February 11, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2011

LIBERTY MEDIA CORPORATION

	By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release dated February 11, 2011